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                                                                    EXHIBIT 3.26

                                   BYLAWS OF

                     INTEGRATEC RECEIVABLE MANAGEMENT, INC.

                                   ARTICLE I

                                  SHAREHOLDERS

     Section 1.  Annual Meeting.    The annual meeting of the shareholders for
the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, on such date and at such time as the Board of Directors may by resolution provide. The Board of Directors may specify by resolution prior to any special meeting of shareholders held within the period prescribed by law for the annual meeting that such meeting shall be in lieu of the annual meeting.

     Section 2. Special Meeting.    Special meetings of the shareholders may be
called at any time by the Board of Directors. A special meeting of the shareholders shall be called if the holders of at least twenty-five percent (25%) of all of the votes entitled to be cast on any issue to be considered at the proposed special meeting sign, date and deliver to the Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Such meetings shall be held at such place, either within or without the State of Georgia, as is stated in the call and notice thereof.

     Section 3.  Notice of Meetings.    Written notice of each meeting of
shareholders, stating the date, time and place of the meeting, and the purpose of any special meeting, shall be mailed

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to each shareholder entitled to vote at such meeting at his address shown on the books of the Corporation not less than ten (10) nor more than sixty (60) days prior to such meeting unless such shareholder waives notice of the meeting. If an amendment to the Articles of Incorporation, a plan of merger or share exchange, or a sale of assets of the Corporation is to be considered at any annual or special meeting, the written notice shall state that consideration of such action is one of the purposes of such meeting. Any shareholder may execute a waiver of notice, in person or by proxy, either before or after any meeting, and shall be deemed to have waived notice if he is present at such meeting in person or by proxy. Neither the business transacted at, nor the purpose of, any meeting need be stated in the waiver of notice of such meeting, except that, with respect to a waiver of notice of a meeting at which an amendment to the Articles of Incorporation, a plan of merger or share exchange, or a sale of assets is considered, information as required by the Georgia Business
Corporation Code must be delivered to the shareholder prior to his execution of the waiver of notice or the waiver itself must expressly waive the right to such information.

     Notice of any meeting may be given by the President, the Secretary or by the person or persons calling such meeting. No notice need be given of the time and place of reconvening of any adjourned meeting, if the time and place to which the meeting is adjourned are announced at the adjourned meeting, except that, if a new record date for the adjourned meeting is or must be fixed


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under the applicable provisions of the Georgia Business Corporation Code, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

     Section 4. List of Shareholders.   The officer or agent having charge of
the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at a meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number and class and series, if any, of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

     Section 5.  Quorum; Required Shareholder Vote.    A quorum for the
transaction of business at any annual or special meeting of shareholders shall exist when the holders of a majority of the outstanding shares entitled to vote are represented either in person or by proxy at such meeting. If a quorum is present, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action. When a quorum is once present to organize a meeting, the shareholders present may continue to do business at the meeting or at any adjournment thereof notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

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     Section 6. Proxies.  A shareholder may vote either in person or by a proxy which such shareholder has duly executed in writing. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer period is expressly provided in the proxy.

     Section 7.  Action of Shareholders Without Meeting.     Any action required
to be, or which may be, taken at a meeting of the shareholders, may be taken without a meeting if written consent, setting forth the actions so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, except that information as required by the Georgia Business Corporation Code must be delivered to the shareholders prior to their execution of the consent or the consent must expressly waive the right to such information. Such consent shall have the same force and effect as a unanimous affirmative vote of the shareholders and shall be filed with the minutes of the proceedings of the shareholders.

                                   ARTICLE II

                                    DIRECTORS

     Section 1.  Power of Directors.     The Board of Directors shall manage the
business of the Corporation and may exercise all the powers of the Corporation, subject to any restrictions imposed by law, by the Articles of Incorporation, or by these Bylaws.


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    Section 2.  Composition of the Board.    The Board of Directors of the
Corporation shall consist of the number of directors provided in the Articles of Incorporation for the initial Board of Directors, and such number shall be subject to change by the shareholders. Directors need not be residents of the State of Georgia or shareholders of the Corporation. At each annual meeting the shareholders shall elect the directors, who shall serve until their successors are elected and qualified; provided that at any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors.

    Section 3.  Meetings of the Board; Notice of Meetings: Waiver of Notice.
The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year immediately following the annual meeting of shareholders. The Board of Directors may by resolution provide for the time and place of other regular meetings and no notice of such regular meetings need be given. Special meetings of the Board of Directors may be called by the President or by any two directors, and written notice of the time and place of such meetings shall be given to each director by first class or air mail at least four (4) days before the meeting or by telephone, telegraph, telex,


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facsimile, cablegram or in person at least two (2) days before the meeting. Any director may execute a waiver of notice, either before or after any meeting, and shall be deemed to have waived notice if he is present at such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting. Any meeting may be held at any place within or without the State of Georgia.

     Section 4.  Quorum; Vote Requirement.     A majority of the number of
directors last fixed pursuant to these Bylaws shall constitute a quorum for the transaction of business at any meeting. When a quorum is present, the vote of a majority of the directors present shall be the act of the Board of Directors, unless a greater vote is required by law, by the Articles of Incorporation or by these Bylaws.

     Section 5.  Action of Board Without Meeting.     Any action required or
permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent, setting forth the action so taken, is signed by all the directors or committee members and filed with the minutes of the proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous affirmative vote of the Board of Directors or committee, as the case may be.


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     Section 6.  Committees. The Board of Directors may designate from among its members an Executive Committee, and such other committees as it deems necessary or desirable, each composed of one (1) or more directors, which may exercise such authority as is delegated by the Board of Directors, provided that no committee shall have the authority of the Board of Directors in reference to (1) approve or propose to shareholders action that the Georgia Business Corporation Code requires to be approved by shareholders; (2) fill vacancies on the Board of Directors or any of its committees; (3) amend the Articles of Incorporation pursuant to Section 14-2-1002 of the Georgia Business Corporation Code; (4) adopt, amend or repeal bylaws; or (5) approve a plan of merger not requiring shareholder approval.

     Section 7. Vacancies. A vacancy occurring in the Board of Directors may be filled by the shareholders, or by the Board of Directors, or, if the directors remaining in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the directors remaining in office.

                                   ARTICLE III

                                    OFFICERS

     Section 1. Executive Structure of the Corporation. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, a Secretary, a Treasurer and such other officers or assistant officers, including Vice Presidents, as may be elected by the Board of Directors. Each officer shall hold office for the term for which such officer


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has been elected or appointed and until such officer's successor has been elected or appointed and has qualified, or until such officer's earlier resignation, removal from office or death. Any two or more offices may be held by the same person. The Board of Directors may designate a Vice President as an Executive Vice President and may designate the order in which other Vice Presidents may act.

     Section 2. President. The President shall be the Chief Executive Officer of the Corporation and shall give general supervision and direction to the affairs of the Corporation, subject to the direction of the Board of Directors. The President shall preside at all meetings of the shareholders.

     Section 3. Vice Presidents. The Vice Presidents shall act in the case of absence or disability of the President, provided, however, that no Vice President may so act without the consent and approval of the Executive Vice President.

     Section 4. Secretary. The Secretary shall keep the minutes of the proceedings of the shareholders and of the Board of Directors, and shall have custody of and attest the seal of the Corporation.

     Section 5. Treasurer. The Treasurer shall be responsible for the maintenance of proper financial books and records of the Corporation.


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     Section 6.  Other Duties and Authority.     Each officer, employee and
agent of the Corporation shall have such other duties and authority as may be conferred upon such officer, employee or agent by the Board of Directors or delegated to such officer, employee or agent by the President.

     Section 7.  Removal of Officers.     Any officer may be removed at any time
by the Board of Directors, and such vacancy may be filled by the Board of Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of such officer's removal in breach of a contract of employment.

     Section 8.  Compensation.     The salaries of the officers shall be fixed
from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

                                   ARTICLE IV

                                     STOCK

     Section 1.  Stock Certificates.     The shares of stock of the Corporation
shall be represented by certificates in such form as may be approved by the Board of Directors, which certificates shall be issued to the shareholders of the Corporation in numerical order from the stock book of the Corporation, and each of which shall bear the name of the Corporation and state that it is organized under the laws of the State of Georgia, the name of the shareholder, the number and class (and the designation of the


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series, if any) of the shares represented, and which shall be signed by the
President or a Vice President and the Secretary or an Assistant Secretary of the Corporation.

     Section 2.  Transfer of Stock.     Shares of stock of the Corporation shall
be transferred only on the books of the Corporation upon surrender to the Corporation of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the shareholder of record or such shareholder's duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face "Cancelled" and filed with the permanent stock records of the Corporation. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate) as it deems appropriate.


                                  ARTICLE V

                       DEPOSITORIES, SIGNATURES AND SEAL

     Section 1.  Depositories.     All funds of the Corporation shall be
deposited in the name of the Corporation in such bank, banks, or other financial institutions as the Board of Directors


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may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

     Section 2.  Contracts and Deeds.   All contracts, deeds and other
instruments shall be signed on behalf of the Corporation by the President or by such other officer, officers, agent or agents as the Board of Directors may from time to time by resolution provide.

     Section 3.  Seal.   The seal of the Corporation shall be as follows:





     The seal and its attestation may be lithographed or otherwise printed on any document and shall have, to the extent permitted by law, the same force and effect as if it had been affixed and attested manually.

                                   ARTICLE VI

                                   INDEMNITY

     Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation), by reason of the fact that such person is or was a


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director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including reasonable attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in a manner such person believed in good faith to be in or not opposed to the best interests of the Corporation (and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such person's conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the Georgia Business Corporation Code.

                                  ARTICLE VII

                               AMENDMENT OF BYLAWS

     The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new bylaws, but any bylaws adopted by the Board of Directors may be altered, amended or repealed and new bylaws adopted by the shareholders. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.


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